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                                                                  Exhibit (d)(6)




                             MANAGEMENT ARRANGEMENTS

Note: To the extent any provisions herein (as applied to Corriveau, Corley, Henrion or Hammett) are inconsistent with those set forth in the Stockholder Agreement, the terms of the Stockholder Agreement shall govern.

NEW STOCK OPTIONS

         Number:                            An aggregate of 10.0% of fully diluted common stock of D&B Holdings I,
                                            Inc. ("Holdings"), of which an aggregate of 2.5% will be granted to
                                            Messrs. Corriveau, Corley and Henrion, 2.5% will be reserved for future grants and the balance (4.5%) will be granted at or promptly after closing to members of management other than Messrs. Corriveau and Corley.

         Exercise Price:                    Per share price paid by Investcorp for shares of Dave & Buster's, Inc.
                                            (the " Company") in the proposed equity tender offer ("Cost").

         Term:                              7 years and 30 days.

         Vesting:                           (a)    Up to 20% per year (the "Annual Portion") for 5 years, based upon achievement of the EBITDA performance targets in five-year projections prepared by Management (the "Management Plan") attached as Schedule A.  If the Company's EBITDA performance equals or exceeds 85% of a target in a given year but is less than 100% of the target, one-half of the Annual Portion for that year, plus an additional percentage of the Annual Portion determined on a straight-line basis from 85% to 100% of achievement of such EBITDA target, will vest.  Options that do not vest in any year may vest in any subsequent year within such five-year period based upon cumulative results.

                                            (b)    Upon an Initial Public Offering ("IPO"), options that are unvested as of the IPO closing date shall thereafter vest in three
                                                   installments on the first, second and third anniversaries of the closing of the IPO (without regard to any performance targets).

                                            (c)    Upon a sale of the Company prior to an IPO (i) 50% of the unvested options will vest if, in connection with such sale,


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
                                                   Investcorp realizes a 15% annual internal rate of return ("IRR") on a fully-diluted basis and (ii) an additional 5% of the unvested options will vest for each additional 1% IRR realized by Investcorp in connection with such sale.

                                            (d)    Any options remaining unvested will vest 7 years from closing
                                                   (without regard to any performance targets).

         Effect of Termination of           Unvested options expire immediately upon termination of employment for any
         Employment:                        reason, except if employment is terminated by the Company without cause, by the employee for good reason or by reason of employee's death or disability, in which case a pro rata portion (equal to the ratio the number of days elapsed in such year prior to termination bears to 365) of the Annual Portion for such year will vest at the end of such year if the performance targets for such year are met.  Vested options expire per
                                            Schedule B.

"FOUNDER" STOCK OPTIONS

         Number:                            2.5% (in the aggregate) of fully diluted common stock of Holdings to be granted to Messrs. Corriveau and Corley.

         Exercise Price:                    Cost.

         Term:                              7 years and 30 days.

         Vesting:                           (a)    Upon a sale of the Company (i) up to 50% of the unvested options will vest if, in connection with such sale, Investcorp realizes a
                                                   15% annual IRR on a fully-diluted basis and (ii) an additional 5%
                                                   of the unvested options will vest for each additional 1% IRR realized by Investcorp in connection with such sale.

                                            (b)    Any options remaining unvested will vest 7 years from closing.

         Effect of Termination of           Unvested options expire immediately upon termination of employment for any
         Employment:                        reason.  Vested options expire per Schedule B.

NEW RESTRICTED STOCK

         Number:                            3.0% (in the aggregate) of fully diluted common stock of Holdings to be granted to Messrs. Corriveau and Corley.

         Lapse of Restrictions:             (a)    Up to 20% per year for 5 years, based upon achievement of the
                                                   EBITDA performance targets in the Management Plan.  If the
                                                   Company's EBITDA performance equals or exceeds 85% of a target in a given year but is less than 100% of the target, one-half of the
                                                   Annual Portion for that year, plus an additional percentage of the
                                                   Annual Portion determined on a straight-line basis from 85% to 100%
                                                   of achievement of such EBITDA target, will become unrestricted.
                                                   Shares for which restrictions do not lapse in


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
                                                   any year may become unrestricted in any subsequent year within such five-year period based upon cumulative results.

                                            (b)    Upon an IPO, shares that remain restricted as of the IPO closing date shall thereafter have their restrictions lapse in three installments on the first, second and third anniversaries of the closing of the IPO.

                                            (c)    Upon a sale of the Company prior to an IPO (i) up to 50% of the restricted shares will become unrestricted if, in connection with such sale, Investcorp realizes a 15% annual IRR on a fully-diluted basis and (ii) an additional 5% of the restricted shares will become unrestricted for each additional 1% IRR realized by
                                                   Investcorp in connection with such sale.

                                            (d)    Any shares remaining restricted will vest 7 years from closing
                                                   (without regard to any performance targets).

         Effect of Termination of           Shares remaining subject to restrictions will be cancelled immediately
         Employment:                        upon termination of employment for any reason, except if employment is terminated by the Company without cause, by the employee for good reason or by reason of employee's death or disability, in which case a pro rata portion (equal to the ratio the number of days elapsed in such year prior to termination bears to 365) of the Annual Portion for such year will become unrestricted at the end of such year if the performance targets for such year are met.

PUTS/CALLS

         Applicability:                     Applies to restricted shares and option shares.

         Call:                              Company may call shares upon any termination of employment prior to an IPO per Schedule C.

         Put:                               If the call is unexercised, under certain circumstances the Executive may require the Company to repurchase the shares per Schedule C.

         FMV:                               Fair market value of the shares determined annually in good faith by the
                                            Company's board of directors.

OTHER PROVISIONS

         Withholding:                       Exercise price and tax withholding obligations may be satisfied by having option shares withheld.

         Tag/Drag Rights:                   The restricted shares and option shares will have the right to participate pro rata in a sale of the Company and Investcorp will have the right to require such participation.  These tag/drag rights expire upon an IPO.
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
         Restrictions on Transfer:          Prior to an IPO, restricted shares and option shares will be subject to restrictions on transfer with flexibility for estate planning purposes.

         IPO and Secondary Offerings:       Management holders of restricted shares, options and option shares will be subject to customary underwriter lock-up arrangements for the IPO and secondary offerings.  Generally, participation by senior management in the
                                            IPO is not available.

         EBITDA Performance Targets:        All compensation payable as a result of meeting targets counted as an expense for determining whether and to what extent EBITDA targets have been met for the applicable performance period (as per GAAP).

         Existing Executive Retention       Messrs. Corriveau, Corley and Hammett have agreed that the foregoing
         Agreements:                        Management Arrangements shall supercede all rights under their respective
                                            Executive Retention Agreements which will be terminated effective at closing.  Participation in the foregoing Management Arrangements by any other employee of the Company who has an Executive Retention Agreement
                                            shall be conditioned on similar termination of such employee's rights thereunder.

         Noncompete                         Messrs. Corriveau and Corley will each enter into 2 year noncompete agreements at the closing substantially in the form previously delivered by Investcorp.
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                                   SCHEDULE B


          TERMINATION EVENT                  UNVESTED OPTIONS TERMINATE                VESTED OPTIONS TERMINATE
Executive terminated by Company for                   Immediately                  30 days after terminating event(1)
Cause

Executive quits without Good Reason                   Immediately                  90 days after terminating event(1)

Executive quits with Good Reason                      Immediately(2)              180 days after terminating event(1)

Executive terminated by the Company                   Immediately(2)              180 days after terminating event(1)
without Cause

Death or disability                                   Immediately(2)              One year after terminating event(1)


(1) Subject to (2) below, the options are exercisable only to the extent vested on the day of the terminating event.

(2) A pro rata portion (equal to the ratio the number of days elapsed in such year prior to termination bears to 365) of the Annual Portion for such year will vest at the end of such year if the targets for such year are met.


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                                   SCHEDULE C

            CALL PROVISION                                                CALL PRICE

                                         -----------------------------------------------------------------------------

                                         IF WITHIN 3 YEARS FROM GRANT DATE         IF AFTER 3 YEARS FROM GRANT DATE
Employee terminated without Cause        FMV                                       FMV

Employee leaves with Good Reason         FMV                                       FMV

Employee leaves without Good Reason      Lower of Cost or FMV(1)                   FMV

Employee is terminated for Cause         Lower of Cost or FMV(1)                   Lower of Cost or FMV

Death, disability, retirement            FMV                                       FMV


             PUT PROVISION                                                PUT PRICE
                                         -----------------------------------------------------------------------------
                                         IF WITHIN 3 YEARS AFTER GRANT DATE (2     IF AFTER 3 YEARS FROM GRANT DATE
                                         YEARS IN THE CASE OF TERMINATION          (2 YEARS IN THE CASE OF
                                         WITHOUT CAUSE)                            TERMINATION WITHOUT CAUSE)
Employee terminated without Cause        Lower of Cost or FMV(1)                   FMV

Employee leaves with Good Reason         FMV                                       FMV

Employee leaves without Good Reason      No put                                    FMV

Employee is terminated for Cause         No put                                    No put

Death, disability, retirement            FMV                                       FMV


(1)   Within the 1st year, it will be at Cost


                                       6
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                            MANAGEMENT ARRANGEMENTS
                               (ROLLOVER EQUITY)


ROLLOVER RESTRICTED STOCK

Number:                  Existing shares of restricted stock held by:

                              David Corriveau
                              James Corley
                              Walter Henrion
                              W.C. Hammett

Lapse of Restrictions:   The restrictions shall be as contained in the existing
                         restricted stock agreements governing such shares.
                         [Under Review]

Effect of Termination    The effect of termination shall be as described in the existing
of Employment:           restricted stock agreements governing such shares.

ROLLOVER OPTIONS

Number:                  Existing options held by:

                              Walter Henrion
                              W.C. Hammett (net of $100,000 gross proceeds)

Exercise Price:          A discount from the per share price paid by Investcorp for shares of the Company in the proposed equity tender offer
                         which will preserve, in the aggregate, the in-the-money value to the holder of the options being rolled over.

Term: Remaining life of such options under the existing option agreements governing such options.

Vesting:                 Fully vested.

Effect of Termination    Expire per Schedule B attached to the term sheet for the new
of Employment:           equity arrangements.

OTHER PROVISIONS

Stockholder              The rollover equity described above will be subject to the terms
Agreement                of the Stockholder Agreement.

New Equity               The new equity to be issued or reserved for issuance (new
                         stock options, new restricted stock and "Founder" stock options)
                         will dilute the rollover equity and the cash equity pro rata.

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